EXHIBIT 2.6

ASSET PURCHASE AGREEMENT

by and among

BRUCE WARDLAY

and

REHABILITATION PHYSICIANS NETWORK, INC.

and

JOEL BROCK

and

JEFF ALAN KING

SCHEDULES AND EXHIBITS

Exhibit A Agreement to Transition Management Services

Exhibit B Bill of Sale

Exhibit C Bill of Sale-Equipment

Exhibit D  Form of Non-Competition Agreement

Disclosure Schedule

ASSET PURCHASE AGREEMENT

  THIS ASSET PURCHASE AGREEMENT (“Asset Purchase Agreement”), dated and effective as of December 12, 2005, is by and among Bruce Wardlay, D.O. (the “Purchaser”) on the one hand and REHABILITATION PHYSICIANS NETWORK, INC., a Texas corporation (collectively, the “Clinic”), Dr. Joel Brock and Dr. Jeff Alan King (the “Physicians”) on the other hand.

R E C I T A L S

A.
The Physicians are licensed to practice chiropractic medicine in the State of Texas. The Physicians currently own and conduct a chiropractic practice through the Clinic, which is wholly owned by the Physicians.

B.
The Physicians are entering in to this agreement to sell and transfer to the Purchaser certain assets of the Clinic, including but not necessarily limited to the accounts receivable and good will of the Clinic, the right to business and operational records, the trade names, trademarks and service marks used by the Clinic, and protocols and procedures and other intellectual property, through the consummation of the transactions described in this Asset Purchase Agreement.

C.
Concurrently with this Asset Purchase Agreement, the Purchaser is entering into a Master Transaction Agreement (hereinafter defined) with Basic Care Networks of Texas, LP, a Texas limited partnership, and (ii) an Asset Purchase Agreement dated an even date herewith for the purchase of assets from Ft. Worth Rehabilitation, Inc.

D.
It is also contemplated that one or more newly formed Texas professional associations owned by Texas licensed physician(s) to be designated by the assignee of the Purchaser shall hire employees of the Clinic and shall continue to conduct the practice of the Clinic following the closing of the transactions under this Agreement.

E.
The parties to this Asset Purchase Agreement desire to set forth the terms and conditions upon which the transactions described above shall be accomplished and to agree upon other matters set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1
DEFINITIONS

  For purposes of this Asset Purchase Agreement, the following terms shall have the following meanings:

“Accounts Receivable” shall mean, collectively, all accounts and notes receivable, checks, negotiable instruments and chattel papers, as described in Section 2.1(a) of this Asset Purchase Agreement.

“Affiliate” shall mean any member of the immediate family (including spouse, brother, sister, descendant, ancestor or in-law) of any officer, director or stockholder of any Physician Party or any corporation, partnership, trust or other entity in which a Physician Party or any such family member has a five percent (5%) or greater interest or is a director, officer, partner or trustee. The term Affiliate shall also include any entity which controls, or is controlled by, or is under common control with any of the individuals or entities described in the preceding sentence.

“Agreement to Transition Management Services” shall have the meaning set forth in Section 6.13 hereof.

“Asset Purchase Agreement” means this Asset Purchase Agreement.

 “Audited Financial Statements”, with respect to the Clinic, shall have the meaning set forth in Section 3.1(d) hereof.

“Aggregate Consideration” shall have the meaning set forth in Section 3.5 hereof.

“Balance Sheet Date” shall mean September 30, 2005.

“Bill of Sale” shall mean the bill of sale in the form attached as Exhibit B hereto.

 “Closing Date” shall have the same meaning as set forth in Section 3.1(a) hereof.

 “Closing” means the closing of the transactions contemplated by this Asset Purchase Agreement.

 “Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” shall mean all contracts, commitments, understandings and arrangements between the Clinic and parties other than parties to this Agreement, that are outstanding and in effect on the date hereof or at the Closing Date (as applicable), together with all amendments thereto.

“Disclosure Schedule” means, with respect to the representations and warranties set forth herein, the disclosure schedule attached hereto setting forth, with reference to the applicable section and subsection of this Asset Purchase Agreement, certain information and exceptions to the representations, warranties and covenants of the Physician Parties.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” shall mean any professional association, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company).

“Environmental Laws” shall have the meaning set forth in Section 4.1(m) hereof.

“ERISA” shall have the meaning set forth in Section 4.1(l) hereof.

“Exchange Act” shall mean The Securities Exchange Act of 1934, as amended.

“Financial Statements” shall mean, collectively, the Audited Financial Statements and the Interim Financial Statements.

  “GAAP” means generally accepted accounting principles in the United States, consistently applied.

  “Governmental Authority” means any national, state, provincial, local or tribal governmental, judicial or administrative authority or agency.

  “Hazardous Wastes” shall have the meaning set forth in Section 4.1(m) hereof.

  “Indemnity Loss” shall have the meaning set forth in Section 10.1(a) hereof.

  “Initial Public Offering” shall mean the firm commitment underwritten initial public offering of Basic Care Networks of Texas, LP, a Texas limited partnership.

“Knowledge” with respect to any individual in this Agreement shall means facts or circumstances that such party actually knows or would know upon reasonable investigation, and with respect to any entity, such knowledge of the officers and directors of such entity.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Master Transaction Agreement” shall mean that certain Master Transaction Agreement dated as of December __, 2005 (as amended, supplemented or otherwise modified from time to time) by and among the Purchaser, 303 MEDICAL CLINIC, P.A., a Texas professional association, BRUCE E. WARDLE’, D.O., P.A., a Texas professional association, IBERIA MEDICAL CLINIC, P.A., a Texas professional association, KINGSLEY MEDICAL CLINIC, P.A., a Texas professional association, LAKE JUNE MEDICAL CENTER, P.A., a Texas professional association, NORTHSIDE MEDICAL CLINIC, P.A., a Texas professional association, O’CONNOR MEDICAL CENTER, P.A., a Texas professional association, RED BIRD URGENT CARE CLINIC, P.A., a Texas professional association and Bruce E. Wardlay, D.O.

“Material Adverse Effect” means (i) with respect to the Purchaser, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to have an adverse effect upon the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of the Purchaser in the amount of at least twenty-five thousand dollars ($25,000), or (b) to prevent or materially delay consummation of the Transaction or otherwise to prevent the Purchaser from performing its obligations under this Agreement and (ii) with respect to the Physician Parties, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to have an adverse effect upon the condition (financial or otherwise), properties, assets (including Assets), liabilities business, operations, results of operations or prospects of Physician Parties or the Practice in the amount of at least twenty-five thousand dollars ($25,000) or (b) to prevent or materially delay consummation of the Transaction or otherwise to prevent any of the Physician Parties from performing their obligations under this Agreement.

“NASD” means the National Association of Securities Dealers, Inc.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation System.

“Non-Competition Agreements” shall mean the non-competition agreements substantially in the form attached hereto as Exhibit D, to be entered into between the Purchaser or permitted assignee and each of the Physicians.

“Order” shall mean any: (a) temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority or any arbitrator or arbitration panel; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.

 “Physician Indemnified Persons” shall have the meaning set forth in Section 10.2 hereof.

  “Physician Parties” means, collectively, each of the Physicians and the Clinic.

  “Practice” means the physical therapy, rehabilitation and all other related health-care practices conducted from time to time by the Clinic.

“Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority or any arbitrator or arbitration panel.

  “Purchaser Indemnified Persons” shall have the meaning set forth in Section 10.1(a) hereof.

  “Real Property Lease” shall mean the real property lease referenced in Schedule 3.1(u) hereof.

  “Registration Statement” shall have the meaning set forth in Section 7.1(a) hereof.

  “SEC” shall mean the Securities and Exchange Commission.

  “Securities Act” shall mean the Securities Act of 1933, as amended.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount and any interest on such penalty, addition to tax or additional amount, imposed by any Tax Authority.

“Tax Authority” means Governmental Authority responsible for the imposition, assessment or collection of any Tax (domestic or foreign).

“Tax Return” shall mean any return, statement, declaration, notice, certificate or other document that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement related to any Tax.

  “Termination Date” shall have the meaning set forth in Section 9.4 hereof.

“Transaction” shall mean, collectively, the transactions contemplated by this Agreement.

  “Transaction Documents” means this Asset Purchase Agreement, the Bill of Sale, the Employment Agreements, the Non-Competition Agreements, and each other document and instrument required by this Asset Purchase Agreement to be executed and delivered at the Closing.

ARTICLE 2
THE SALE AND PURCHASE OF ASSETS

2.1.  Purchased Assets. On the terms and subject to the conditions of this Asset Purchase Agreement, at the Closing (as hereinafter defined), the Clinic shall sell, transfer, convey and assign to the Purchaser, and the Purchaser shall purchase, assume, and accept from the Clinic, the following assets (the “Assets”), as the same shall exist immediately prior to the Closing, free and clear of all Encumbrances:

(a)  Accounts Receivable. The accounts receivable of the Clinic, relating to patient services only, as of the Closing Date (the “Accounts Receivable”);

(b)  Supplies and Inventory. All supplies and inventory of the Clinic held on the date of this Agreement (or replacement or replenishment thereof) (“Supplies”);

(c)  Intellectual Property. All Intellectual Property (hereinafter defined) owned by the Clinic that is related to the Practice;

(d)  Books and Records. All books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents, records and documentation thereof related to any of the Assets or the Assumed Liabilities, or used in the conduct of the Practice, on whatever medium, excluding personal or entity tax records of the Physicians or Clinic and financial records of the Physicians (the “Books and Records”); provided, however, that the Purchaser shall make all such books and records available to the Physicians or Clinic for a period of not less than ten (10) years from the date of this Agreement during regular working hours;

(e) Trade Names. All trade names and trademarks owned or used by the Clinic in the operation of its business;

(f) Telephone Numbers. All telephone numbers used by the Clinic in the operation of its business; and

(g)  Equipment. All furnishings, fixtures, motor vehicles, and other equipment owned by the Clinic including, without limitation all medical and physical therapy equipment.

2.2.  Excluded Assets. Notwithstanding Section 2.1, the following assets of Clinic (the “Excluded Assets”) shall not be included in the Assets:

(a)  Deposits. Any deposits, advances, rebates, credits or claims related to any Excluded Liability (as hereinafter defined);

(b) Cash and Bank Accounts. All cash on hand and in banks or other depository institutions in the name of or subject to the control of the Clinic or the Physicians immediately prior to the Closing Date;

(c) Certain Debt. Any intercompany or intracompany receivables between Clinic and any of its Affiliates or between any of its Affiliates; and

(d) Real Estate. Any real property owned by the Clinic.

2.3.  Excluded Liabilities. The Purchaser is not assuming any liabilities or obligations of the Clinic (fixed or contingent, known or unknown, matured or unmatured) whatsoever.

  2.4.  Instruments of Conveyance and Transfer, Etc. At the Closing, the Clinic shall deliver (or cause to be delivered) to the Purchaser such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer, conveyance and assignment as shall be necessary to sell, transfer, convey and assign to the Purchaser, in accordance with the terms hereof, title to the Assets, free and clear of all Encumbrances, including, without limitation, the delivery of Bills of Sale (the “Bills of Sale”) substantially in the form of Exhibit B and Exhibit C. Simultaneously therewith, the Clinic shall take all steps as may be reasonably required to put the respective assignees of the Purchaser in possession and operating control of the Assets.

  2.5.  Right of Endorsement, Etc. Effective upon the Closing, the Clinic hereby constitutes and appoints the Purchaser and its successors and assigns, the true and lawful attorney-in-fact of the Clinic with full power of substitution, in the name of the Purchaser, or the name of the Clinic, on behalf of and for the benefit of the Purchaser, to collect all accounts receivable assigned to the Purchaser as provided herein, to endorse, without recourse, checks, notes and other instruments received in payment of such accounts receivable in the name of the Clinic, and to institute and prosecute, in the name of the Clinic or otherwise, all proceedings which the Purchaser may deem proper in order to assert or enforce any claim, right or title of any kind in or to the Assets, to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets and to do all such acts and things in relation thereto as the Purchaser may deem reasonably advisable. The foregoing powers are coupled with an interest and shall be irrevocable by the Clinic, directly or indirectly, whether by the dissolution of the Clinic or in any other manner or for any other reason. The power of attorney granted herein is restricted to collection of the accounts receivable transferred pursuant to this Agreement. Any exercise of this power of attorney must be done in a lawful and commercially reasonable manner. The power of attorney granted herein is restricted to collection of the accounts receivable and enforcement of rights with respect to assets transferred pursuant to this Agreement. Any exercise of this power of attorney must be done in a lawful and commercially reasonable manner.

2.6.  Further Assurances. The Clinic shall pay or cause to be paid to the Purchaser promptly any amounts that shall be received by the Clinic after the Closing which constitute Assets, including all amounts paid to the Clinic on account of the Accounts Receivable. The Clinic shall, upon the reasonable request of the Purchaser, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered or filed, such further acts, transfers, conveyances, assignments or assurances as may reasonably be required for selling, transferring, conveying and, assigning to the Purchaser the Assets being purchased by the Purchaser hereunder. Nothing in this Agreement shall be interpreted to permit or imply that the Purchaser shall have any control over the Excluded Assets or Excluded Liabilities.

ARTICLE 3
CLOSING

  3.1  Closing.

   (a)  The Closing shall take place simultaneously with the “Closing Date” as set forth in the Master Transaction Agreement. The Purchaser agrees to provide reasonable notice to the Physicians of the anticipated date of Closing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.” At the Closing, the Clinic shall execute and deliver the Bills of Sale in the form attached as Exhibit B and Exhibit C hereto, including each of the closing deliverables set forth in this Asset Purchase Agreement.

(b)  The Closing shall take place at the offices of Glazer Financial, LLP, 13747 Montfort Drive, Suite 350, Dallas, Texas, or at such other location mutually agreed by the parties, on the Closing Date.

  3.2  Deliveries to the Purchaser at the Closing. At the Closing, and simultaneously with the deliveries to the Physician Parties specified in Section 3.3 hereof, and in addition to any other deliveries required to be made to the Purchaser pursuant to any other Transaction Document at the Closing, the Physician Parties (as applicable) shall deliver or cause to be delivered to the Purchaser the following:

(a)  the Bills of Sale, duly executed by the Clinic;

(b)  a Non-Competition Agreement duly executed by each of the Key Persons;

(c)  an Agreement to Transition Management Services duly executed by the parties thereto;

(d)  written evidence reasonably satisfactory to the Purchaser documenting the termination of existing real property leases to which the Clinic is a party; and

(e) such other closing documents, certificates and instruments as are contemplated by the other Transaction Documents or as shall have been reasonably requested by the Purchaser and as are customarily delivered in connection with transactions of the type contemplated herein.

  3.3  Deliveries to the Physician Parties at the Closing. At the Closing, and simultaneously with the deliveries to the Purchaser specified in Section 8.2, and in addition to any other deliveries required to be made to a Physician Party pursuant to any other Transaction Document at the Closing, the Purchaser shall deliver or cause to be delivered to the Physician Parties the following:

(a)  all closing documents, certificates and instruments as are contemplated by the other Transaction Documents or as shall have been reasonably requested by the Physician Parties and as are customarily delivered in connection with transactions of the type contemplated herein; and

(b)  the consideration required to be delivered by the Purchaser at the Closing pursuant to the Transaction Documents.

3.4  Payment of Consideration. At the Closing, after the occurrence of the events described above in this Article 3, and the satisfaction of each condition set forth in Article 8, as full consideration for the sale, assignment, transfer and delivery of the Assets of the Clinic and the mutual execution and delivery of the Transaction Documents, the Purchaser shall deliver to the Clinic at the Closing in immediately available funds the aggregate consideration (“Aggregate Consideration”) of Five Hundred Thousand and no/100 Dollars ($500,000.00).

3.5  Noncompetition and Confidentiality Covenants. In connection with the consummation of the transactions contemplated by this Asset Purchase Agreement, and by executing and delivering certain of the other Transaction Documents, the Physicians will be entering into certain non-competition and confidentiality covenants. The Physicians recognize that such covenants are an essential part of the transactions contemplated by this Asset Purchase Agreement and certain other Transaction Documents and that, but for the contemplated agreement of the Physician Parties to comply with such covenants, the Purchaser would not have entered into this Asset Purchase Agreement.

3.6 Allocation of Purchase Price. Purchaser and the Clinic agree to cooperate in the preparation of Form 8594 - Asset Acquisition Statement in accordance with the allocation of purchase price set forth in this Agreement and to timely file such form with the Internal Revenue Service in accordance with applicable law. That portion of the purchase price allocated to the equipment shall be equal to the depreciated value as reflected on the Interim Financial Statements (hereinafter defined).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PHYSICIAN PARTIES

  4.1 Representations and Warranties of the Physician Parties. The Physician Parties jointly and severally represent and warrant to the Purchaser that:

   (a) Organization, Valid Authorization and Good Standing. The Clinic is a Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Clinic has the corporate power and authority to own all of its properties and assets and to conduct the Practice. The Clinic has the power and authority to enter into the Transaction Documents to which it is a party and to carry out its obligations thereunder. The execution and delivery of the Transaction Documents to which the Clinic is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Clinic, and no other corporate or other proceedings on the part of the Clinic is necessary to authorize the execution and delivery of such Transaction Documents and the transactions contemplated thereby. This Asset Purchase Agreement has been duly and validly executed and delivered by the Clinic and constitutes the valid and binding agreement of the Clinic enforceable against it in accordance with its terms. Each Transaction Document executed and delivered by the Clinic will upon such execution and delivery constitute the valid and binding agreement of the Clinic enforceable against it in accordance with its terms, except as enforcement in general may be limited by any applicable bankruptcy, insolvency, reorganization or other laws affecting creditor’s rights generally or by the application of equitable remedies. Except for the Clinic and Rehabilitation Physicians Network, Inc. and except as set forth in the Disclosure Schedule, the Physicians do not own any shares of capital stock or other securities of, or control, directly or indirectly, any other Entity which provides medical services.

   (b) Compliance. Except as set forth on the Disclosure Schedule, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby by the Clinic will not (i) violate any provision of its organizational documents, (ii) violate any material provisions of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, contract, license, instrument or any other agreement to which the Clinic is a party, (iii) result in the creation or imposition of any material lien, charge, pledge, security interest or other material encumbrance upon any property of the Clinic or (iv) violate or conflict with any order, award, judgment or decree or other material restriction or any law, ordinance or regulation to which the Clinic or its properties are or will be subject.

   (c) Approvals. To the best of Physician Parties’ knowledge, except as set forth on the Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other person is required in connection with the execution and delivery of the Transaction Documents by the Clinic or the consummation by such Clinic of the transactions contemplated thereby.

   (d) Financial Statements. The Clinic has furnished to the Purchaser such Clinic’s financial statements for the years ended December 31, 2002, 2003 and 2004 (collectively, the “Audited Financial Statements”), for the six months ended June 30, 2005, and for the three months ended September 30, 2005 (“Interim Financial Statements”), consisting of a balance sheet, the related statements of income and changes in stockholders’ equity.

    (e) Undisclosed Liabilities. To the best knowledge of the Physician Parties there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Clinic giving rise to any liability, except as set forth on the Financial Statements of the Clinic, or on the Disclosure Schedule.

    (f) Absence of Changes or Events. Except as set forth on the Disclosure Schedule, since the Balance Sheet Date, the Clinic has conducted its Practice only in the ordinary course of business, and Clinic has not:

    (i)  incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, whether individually or in the aggregate, that has had or would have a material adverse effect on the Assets;

    (ii)  pledged or subjected to any material lien, charge, security interest or any other encumbrance or restriction on any of the Assets;

(iii)  sold, transferred, leased to others or otherwise disposed of any of the Assets, except in the ordinary course of the business of the Clinic;

    (iv)  suffered any damage, destruction or loss that, individually or in the aggregate, has had or might have a material adverse effect on the Clinic or its Practice;

    (v)  instituted, settled or agreed to settle any litigation, action, proceeding or arbitration;

    (vi)  failed to replenish its inventory or supplies in a normal and customary manner or made any material purchase commitment other than in the ordinary course of business of the Clinic and its Practice;

    (vii)  failed to pay any accounts or note payable or any other obligations on a timely basis consistent with the practice of the Clinic;

(viii)  except as contemplated in this Asset Purchase Agreement and the related Transaction Documents, entered into any material transaction, contract or commitment other than in the ordinary course of the business of the Clinic; or

(ix)  suffered any event or events, whether individually or in the aggregate, that has had or could be reasonably expected to have a material adverse effect on the financial condition, results of operations, properties, assets, liabilities, business or operations of the Clinic or its Practice.

(g) Proceedings and Orders. To the best knowledge of the Physician Parties, there is no Proceeding pending or threatened against or affecting the Physician Parties, any of the Physician Parties’ properties, assets (including the Assets), operations or businesses (including the Practice), or the Physician Parties’ respective rights relating thereto. To the best knowledge of the Physician Parties, no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding. To the best of the Physician Parties’ knowledge, no insurance company has asserted in writing that any such Proceeding is not covered by the applicable policy related thereto. No Physician Party, its officers, directors, agents or employees, nor any of the Physician Parties’ properties, assets (including the Assets), operations or businesses (including the Practice), nor the Physician Parties’ rights relating to any of the foregoing, is subject to any Order or any proposed Order, except to the extent that any such proposed Order, if issued or otherwise put into effect, individually or in the aggregate, will not have a Material Adverse Effect on the Physician Parties.

    (h) Compliance with Laws. To the best of the Physician Parties’ knowledge, the Clinic has all permits, licenses, orders, and approvals of all Governmental Authorities necessary for the conduct of its Practice in conformity with all applicable Legal Requirements. To the best of the Physician Parties’ knowledge, all such permits, licenses, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is pending or threatened. The Physician Parties have not received any written notice of violation that the Clinic in its conduct of the Practice has not complied in any material respects with any rule or regulation of any Governmental Authority having authority over the Clinic, including without limitation, agencies concerned with occupational safety, environmental protection, employment practices, and Medicare and Medicaid requirements applicable to the billing procedures of the Clinic (except denials of claims in the ordinary course of business).

   (i) Insurance. To the best knowledge of the Physician Parties, all insurance policies maintained by the Clinic or the Physicians in connection with the operation of the Practice are in full force and effect, and all premiums due on such policies have been paid. To the best knowledge of the Physician Parties the insureds under each such policy have complied in all material respects with the provisions of all such policies.

    (j) Tax Matters. None of the Physician Parties have been placed on notice of any audit, examination or any similar investigation by any Governmental Authority.

(k) Contracts. Except as set forth on the Disclosure Schedule, the Clinic is not a party to any Contract that may not be terminated by either party to such contract on thirty days notice. The Clinic has made available to the Purchaser complete and correct copies of all written agreements, contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements. To the best of the Physician Parties’ knowledge all such agreements, contracts and commitments are in full force and effect and, all parties thereto have performed all material obligations required to be performed by them to date, are not in default in any material respect thereunder, and have not violated any representation or warranty contained therein. To the best of the Physician Parties’ knowledge, no claim or default by any party has been made or is now pending under any such agreement, contract or commitment, and, to the best of the Physician Parties’ knowledge, no event has occurred and is continuing that with notice or the passing of time or both would constitute a default thereunder or would excuse performance by any party thereto.

   (l) Employee Benefit Plans. Except as set forth on the Disclosure Schedule, neither the Clinic nor any other entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code or 4001(b) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with the Clinic (“Commonly Controlled Entity”) maintains or contributes to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that is a defined contribution plan described in Section 3(34) of ERISA or Section 414(i) of the Code, or that is a defined benefit plan described in Section 3(35) of ERISA or Section 414(j) of the Code, and that gives, or will give, rise to any liability of the Clinic for (i) any premium payments due under Section 4007 of ERISA with respect to any such defined benefit plan, or (ii) any unpaid minimum funding contributions that would result in the imposition of a lien on any assets of the Clinic pursuant to Section 412(c)(11) of the Code or Section 302(c)(11) of ERISA. Neither the Clinic nor any Commonly Controlled Entity sponsors or sponsored, or maintains or maintained, any defined benefit plan (described in the immediately preceding sentence) that has been, or will be, terminated in a manner that would result in any liability of the Clinic to the Pension Benefit Guaranty Corporation or that would result in the imposition of a lien on any assets of the Clinic pursuant to Section 4068 of ERISA.

At no time during the five (5) consecutive year period immediately preceding the first day of the year in which the Closing Date occurs has the Clinic or any Commonly Controlled Entity participated in or contributed to any multiemployer plan defined in Section 4001(a)(3) of ERISA, or Section 414(f) of the Code, nor to the best of the Physician Parties’ knowledge during such period has the Clinic or any Commonly Controlled Entity had an obligation to participate in or contribute to any such multiemployer plan. Except as set forth on the Disclosure Schedule, the Clinic is not obligated under any agreement or other arrangement pursuant to which compensation or benefits will become payable as a result of the consummation of the transactions contemplated in this Asset Purchase Agreement. To the best of the Physician Parties’ knowledge neither the Clinic nor any of its respective directors, officers, employees or agents, has, with respect to any employee benefit plan (as defined in Section 3(3) of ERISA), that is or has been established by or contributed to, or with respect to which costs or liabilities are accrued by each of the Clinic engaged in any conduct that would result in any material taxes or penalties on prohibited transactions under Section 4975 of the Code or under Section 502(i) or (1) of ERISA or in breach of fiduciary duty liability under Section 409 of ERISA which, in the aggregate, could be material to the business, financial condition or results of operation of the Clinic, and to the best of the Physician Parties’ knowledge no actions, investigations, suits or claims with respect to the fiduciaries, administrators or assets of any such employee benefit plan (other than routine claims for benefits) is pending or threatened, which, in the aggregate, could reasonably be expected to give rise to material liability of the Clinic, or which could be material to the business, financial condition or results of operations of the Clinic. The Clinic does not maintain a welfare benefit plan (as defined in Section 3(1) of ERISA) that provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Clinic other than “continuation coverage” required under the Comprehensive Omnibus Budget Reconciliation Act of 1985. To the best of the Physician Parties’ knowledge any and all plans, policies, programs or arrangements of the Clinic or any Commonly Controlled Entity which are subject to Section 4980B of the Code have been and are in compliance with the requirements of Section 4980B of the Code and Part 6 of Title I of ERISA. The Clinic will remain fully liable with respect to all plans, programs, policies or other arrangements, including but not limited to any pension, profit-sharing, thrift or other retirement plan; deferred compensation; or any other pension benefit plan of any kind; stock ownership, stock purchase, performance share, bonus or other incentive plan; severance plan; disability, medical, dental, vision or other health plan; life insurance or death benefit plan; vacation, sick leave, holiday or other paid leave plan; cafeteria plan, medical flexible spending account reimbursement plan; dependent care plan; or any other welfare benefit plan of any kind; or any other benefit plan, policy, program or arrangement whether or not any such plan, policy, program or other arrangement is, or is intended to be, qualified under Section 401(a) of the Code, and whether or not any such plan, policy, program or arrangement is subject to the provisions of ERISA prior to the Closing, and the Purchaser will not be required to assume by law or under any form of any such plans, policies, programs or arrangements any of the liabilities for or under such plans, policies, programs or arrangements.

(m) Environmental Protection. To the best of the Physician Parties’ knowledge the Clinic has obtained all permits, licenses and other authorizations that are required for the conduct of its Practice under any federal, state and local laws and the regulations promulgated thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of hazardous substances, materials or wastes (collectively, “Hazardous Wastes”), into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Wastes (collectively, “Environmental Laws”). To the best of the Physician Parties’ knowledge the Clinic is in material compliance with all terms and conditions of such required permits, licenses and authorizations, and is also in compliance with all applicable Environmental Laws. To the best of the Physician Parties’ knowledge there are no pending or, to the best of Physician Parties’ knowledge, threatened, investigations, actions or proceedings of whatsoever nature involving the Clinic or the Practice arising under any Environmental Law.

(n) Employees. The Disclosure Schedule sets forth a complete list of the names and positions held of all employees of the Clinic, and the current annual rate of compensation, including bonus compensation, paid to each such employee.

(o) Brokers. To the best of the Physician Parties’ knowledge all negotiations relating to the Transaction Documents and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Physician Parties as a group in such manner as to give rise to any valid claim for any broker’s or finder’s fee or similar compensation.

(p)	Employees and Consultants.

(i)  Employees and Contracts. No employee of the Clinic has been granted the right to continued employment by the Clinic or to any material compensation following termination of employment with the Clinic. Physician Parties have no knowledge that any officer, director, employee or consultant of the Clinic (collectively, the “Contractors”) intends to terminate his or her employment or other engagement with the Clinic, nor does any Physician Party have a present intention to terminate the employment or engagement of any Contractor.

(ii)   Disputes. There are no claims, disputes or controversies pending or, to the knowledge of the Physician Parties, threatened involving any employee or group of employees. The Clinic has not suffered or sustained any work stoppage and no such work stoppage is threatened.

(iii)  Compliance with Legal Requirements. To the best of the Physician Parties’ knowledge the Clinic has complied with all Legal Requirements related to the employment of its employees, including provisions related to wages, hours, leaves of absence, equal opportunity, occupational health and safety, workers’ compensation, severance, employee handbooks or manuals, collective bargaining and the payment of social security and other Taxes. To the best of the Physician Parties’ knowledge the Clinic has no liability under any Legal Requirements related to employment and attributable to an event occurring or a state of facts existing prior to the date thereof.

(v)  WARN Act. To the best of the Physician Parties’ knowledge the Clinic is in full compliance with the Worker Readjustment and Notification Act (the “WARN Act”) (29 USC §2101), including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any “plant closing” or “mass layoff” to “affected employees,” “representatives” and any state dislocated worker unit and local government officials.

(vi)  Unions. The Clinic does not have any collective bargaining agreement with any of its employees. To the best of the Physician Parties’ knowledge there is no labor union organizing or election activity pending or threatened with respect to the Clinic.

(q) Transactions with Affiliates. Except as set forth in the Financial Statements and the Disclosure Statement, no Affiliate (a) owns, directly or indirectly, any debt, equity or other interest in any Entity with which a Physician Party is affiliated, has a business relationship or competes other than Affiliates that own less than five percent (5%) of the issued and outstanding capital stock of a publicly-traded competitor of a Physician Party; (b) is indebted to any Physician Party, nor is any Physician Party indebted (or committed to make loans or extend or guarantee credit) to any Affiliate other than with respect to any of such Physician Party’s obligations to pay accrued salaries, reimbursable expenses or other standard employee benefits; (c) has any direct or indirect interest in any asset (including the Assets), property or other right used in the conduct of or otherwise related to the Practice; (d) has any claim or right against any Physician Party, and to the best of the Physician Parties’ knowledge no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Affiliate against a Physician Party; (e) is a party to any Physician Party Contract or has had any direct or indirect interest in, any Physician Party Contract, transaction or business dealing of any nature involving any Physician Party; or (f) received from or furnished to a Physician Party any goods or services (with or without consideration) since December 31, 2004.

(r) Accounts Receivable. An accurate and complete list of all Accounts Receivable existing as of September 30, 2005, will be provided to the Purchaser prior to the Closing Date. To the best of the Physician Parties’ knowledge each of the Accounts Receivable is (i) a valid and legally binding obligation of the account debtor enforceable in accordance with its terms, free and clear of all Encumbrances, and not subject to setoffs, adverse claims, counterclaims, assessments, defaults, prepayments, defenses, and conditions precedent; (ii) a true and correct statement of the account for merchandise actually sold and delivered to, or for services actually performed for and accepted by, such account debtor; and (iii)  and Physician Parties will use reasonable efforts to collect the Accounts Receivable within sixty (60) days of billing, subject to trade discounts provided in the ordinary course of business and any allowance for doubtful accounts contained in the Interim Financial Statement.

(s) Supplies. All Supplies are being sold hereunder “as is.”

(t) Title, Sufficiency of Assets. The Clinic is the exclusive legal and equitable owner of, and has the unrestricted power and right to sell, assign and deliver the Assets of the Clinic. The Assets are free and clear of all Encumbrances.

(u) Real Property Lease. Schedule 3.1(u) sets forth an accurate, correct and complete list of all locations leased by the Clinic (including the street address of each leased real property and the name of the lessor, and the monthly rent and/or other rental terms for each such location). To the best of the Physician Parties’ knowledge, the Clinic has been in lawful possession of the premises covered by each real property lease since the commencement of the original term of such lease. The Clinic or the Physicians have delivered to the Purchaser accurate, correct and complete copies of each real property lease. The Clinic is currently in lawful possession of all property covered by real property leases and the Physician Parties do not know of any default or breach under any such lease which would give rise to the right of any lessor to remove the Clinic from possession of the covered premises.

(v) Intellectual Property.

(i) “Intellectual Property” shall mean any or all rights in and to intellectual property and intangible industrial property rights, including, without limitation, (A) patents, trade secrets, copyrights, trademarks and (B) any rights similar, corresponding or equivalent to any of the foregoing within the United States.

 (ii) To the best of the Physician Parties’ knowledge all Intellectual Property rights of Physician Parties (“Intellectual Property Rights”) (A) are valid, subsisting and in full force and effect, (B) have not been abandoned or passed into the public domain and (C) are free and clear of any Encumbrances, except for non-exclusive licenses granted to end-user customers in the ordinary course of business.

 (iii) To the best of the Physician Parties’ knowledge each item of Intellectual Property either (A) is exclusively owned by Physician Parties and was written and created solely by employees of Physician Parties acting within the scope of their employment or by third parties, all of which employees and third parties have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to Physician Parties, and no third party owns or has any rights to any such Intellectual Property, or (B) is duly and validly licensed to Physician Parties for use in the manner currently used by Physician Parties in the conduct of the Practice and, as it is currently planned or contemplated to be used by Physician Parties in the conduct of the Practice prior to the Closing.

 (iv) To the best knowledge of the Physician Parties, there is no fact or circumstance that (A) would render any Intellectual Property invalid or unenforceable, (B) would adversely affect any pending application for any registered Intellectual Property Right of the Physician Parties, or (C) would adversely affect or impede the ability of Physician Parties to use any Intellectual Property in the conduct of the Practice as it is currently conducted or as it is currently planned or contemplated to be conducted by Physician Parties prior to Closing. The Physician Parties have no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any registered Intellectual Property Right.

 (v) To the best of the Physician Parties’ knowledge, all necessary registration, maintenance and renewal fees in connection with each item of registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such registered Intellectual Property Rights. To the best of the Physician Parties’ knowledge, there are no actions with respect to Intellectual Property that must be taken by Physician Parties within one hundred twenty (120) days following the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any registered Intellectual Property Rights.

 (vi) To the best of the Physician Parties’ knowledge, Physician Parties have taken all necessary action to maintain and protect (A) Physician Parties’ Intellectual Property, and (B) the secrecy, confidentiality, value and Physician Parties’ rights in the confidential information and trade secrets of Physician Parties and those provided by any person to Physician Parties. Physician Parties have no knowledge of any violation or unauthorized disclosure of any trade secret or confidential information related to the Practice, the Assets, or obligations of confidentiality with respect to such.

(vii) To the best of the Physician Parties’ knowledge, neither this Agreement nor the transactions contemplated hereunder will result in (A) the Purchaser being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, including the Practice; or (B) the Purchaser being obligated to pay any royalties or other amounts to any third party.

(w) Disclosure. No representation, warranty or statement made by the Physician Parties in this Asset Purchase Agreement or any of the exhibits or schedules hereto, or any agreements, certificates, documents or instruments delivered or to be delivered to the Purchaser in accordance with this Asset Purchase Agreement or the other Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

4.2 Representations and Warranties of the Physicians. The Physicians jointly and severally represent and warrant to the Purchaser that:

   (a) Valid Authorization. The Physicians have full power, capacity and authority to enter into the Transaction Documents to which such Physician is a party and to carry out his obligations thereunder. This Asset Purchase Agreement has been duly and validly executed and delivered by the Physicians and constitutes the valid and binding agreement of Physicians enforceable against them in accordance with its terms. Each Transaction Document executed and delivered at the Closing by the Physicians will upon such execution and delivery constitute the valid and binding agreement of the Physicians enforceable against the Physicians in accordance with its terms, except as enforcement in general may be limited by any applicable bankruptcy, insolvency, reorganization or other laws affecting creditor’s rights generally or by the application of equitable remedies or defenses legal or equitable.

(b) Compliance. To the best of the Physicians knowledge, except as set forth on the Disclosure Schedule, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby by the Physicians will not (i) violate any material provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under any mortgage, lien, lease, contract, license, instrument or any other agreement to which any of the Physicians are a party, (ii) result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any property of the Physicians or (iii) violate or conflict with any order, award, judgment or decree or other material restriction or any law, ordinance or regulation to which the Physicians or the property of the Physicians are subject.

   (c) Approvals. To the best of the Physicians’ knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other person is required in connection with the execution and delivery of the Transaction Documents by the Physicians or the consummation by the Physicians of the transactions contemplated thereby.

(d) Litigation. To the best of the Physicians’ knowledge, except as disclosed on the Disclosure Schedule, there are no claims, actions, suits or proceedings (arbitration or otherwise) pending or, to the Physicians’ knowledge, threatened against any of the Physicians at law, or in equity, in any court or before or by any Governmental Authority arising out of or otherwise relating to the Physicians’ practice of medicine, and to Physicians’ knowledge, there are no, and within the last five (5) years have not been any, facts, conditions or incidents that may result in any such actions, suits, proceedings (arbitration or otherwise) or investigations. To the best of the Physicians’ knowledge none of the Physicians are in default in respect of any judgment, order, writ, injunction or decree of any court or other Governmental Authority known to the Physicians. Except as set forth on the Disclosure Schedule, there have been no disciplinary, revocation or suspension proceedings or similar types of claims, actions or proceedings, hearings or investigations against any of the Physicians or of the Clinic within the last five (5) years.

   (e) Permits. To the best of the Physicians’ knowledge, the Physicians have all permits, licenses, orders and approvals of all Governmental Authorities necessary to perform the services performed by the Physicians in connection with the conduct of the Practice. To the best of the Physicians’ knowledge all such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened. The Physicians has not been disciplined, sanctioned or excluded from the Medicare program and has not been subject to any plan of correction imposed by any professional review body within the last five (5) years.

   (f) Brokers. To the best of the Physicians’ knowledge all negotiations relating to the Transaction Documents and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Physicians in such manner as to give rise to any valid claim for any broker’s or finder’s fee or similar compensation.

(g) Disclosure. No representation, warranty or statement made by the Physicians in this Asset Purchase Agreement or any of the exhibits or schedules hereto, or any agreements, certificates, documents or instruments delivered or to be delivered to the Purchaser in accordance with this Asset Purchase Agreement or the other Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

(h) Disclaimer. The Physicians disclaim any representations, opinions, forecasts, predictions, agreements or promises with respect to the value of the Clinic and their business and with respect to the past and future profitability of the Clinic.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  5.1 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Physicians that:

    (a) Valid Authorization. The Purchaser has the power and authority to enter into the Transaction Documents to which it is a party and to carry out its obligations thereunder. This Asset Purchase Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the valid and binding agreement of the Purchaser enforceable against the Purchaser, in accordance with its terms. Each Transaction Document executed and delivered at the Closing by the Purchaser will upon such execution and delivery constitute the valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

   (b) Compliance. To the Purchaser’s knowledge, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby by the Purchaser will not violate any material provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, contract, license, instrument or any other agreements to which the Purchaser is a party.

   (c) Approvals. To the Purchaser’s knowledge no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other person is required in connection with the execution and delivery of the Transaction Documents by the Purchaser or the consummation by the Purchaser of the transactions contemplated thereby, except for (i) any filings and approvals required under the rules and regulations of the Securities and Exchange Commission, and (ii) filings and approvals required by the “Blue Sky” laws of the various states.

   (d) Litigation. Except as disclosed on the Disclosure Schedule, there are no claims, actions, suits, proceedings (arbitration or otherwise) or investigations pending or, to the Purchaser’s knowledge, threatened against the Purchaser at law or in equity in any court or before or by any Governmental Authority, and, to the Purchaser’s knowledge, there are no, and have not been any, facts, conditions or incidents that may result in any such actions, suits, proceedings (arbitration or otherwise) or investigations. the Purchaser is not in default in respect of any judgment, order, writ, injunction or decree of any court or other Governmental Authority.

   (e) Brokers. To the Purchaser’s knowledge all negotiations relating to the Transaction Documents and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Purchaser in such manner as to give rise to any valid claim for any broker’s or finder’s fee or similar compensation.

ARTICLE 6
PRE-CLOSING COVENANTS OF CLINICS AND THE PHYSICIAN

  6.1 Conduct of Business. From the date hereof to the Closing, except with the prior written consent of the Purchaser, or except as otherwise provided for in this Asset Purchase Agreement, the Clinic will, and the Physicians will use their best efforts to cause each of the Clinic to:

   (a)  carry on its business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore and use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, contractors, institutional health care providers, health care professionals and others having business dealings with it to the end that its goodwill and going business shall be unimpaired on the Closing Date;

   (b)  keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

   (c)  perform all of its obligations under agreements, contracts and instruments relating to or affecting its properties, assets and business;

   (d)  maintain its books of account and records in the usual, regular and ordinary manner;

   (e)  comply with all statutes, laws, ordinances, rules and regulations applicable to it and to the conduct of its business;

(f)  pay all account payables and collect all account receivables of the Practice only in the ordinary course of business consistent with prudent past practice, not accelerate collection of accounts receivable or defer payment of accounts payable in anticipation of the Closing and not purchase drugs or supplies on terms and conditions not in the ordinary course, consistent with past practice;

(g)  promptly advise the Purchaser in writing of any material adverse change in its financial condition, results of operations, properties, assets, liabilities, business operations or prospects or in the Practice;

   (h)  not enter into, assume or amend in any material respect, any agreement, contract or commitment of the character referred to in Section 3.1(k);

   (i)  not merge or consolidate with or purchase substantially all of the assets of, or otherwise acquire, any corporation, partnership, association or other business;

   (j)  not sell, transfer or convey all or substantially all of the assets of the Clinic;

   (k)  not take, or permit to be taken, any action which is represented and warranted in Section 3.1(f) not to have been taken since the Balance Sheet Date;

(l)  not increase salaries or other compensation of employees of the Clinic, except in the ordinary course of business consistent with past practice;

   (m)  not issue any shares or other equity interests or effect any stock split or other reclassification with respect to the Clinic;

   (n)  not create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any indebtedness for borrowed money other than in the ordinary course of business under agreements, that to the Physician Parties’ best knowledge, exist on the date hereof; and

   (o)  not enter into any agreement or understanding that would interfere or conflict with its obligations set forth in subsections (a) though (g) above in a material respect, or cause it to engage in any of the actions described in subsections (h) through (o).

  6.2 Access to Information and Records Before Closing. The Purchaser and its permitted assignee may, at their expense, prior to the Closing Date, make, or cause to be made, such investigation of the Practice, and of the assets, liabilities, operations and properties of the Clinic and of its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such matters. The Clinic shall permit the Purchaser and its representatives (including legal counsel and independent accountants) upon reasonable notice to have full access to the properties and relevant books and records of the Clinic and of the Practice, at reasonable business hours, and will cause its employees to furnish the Purchaser with such financial and operating data and other information and copies of documents with respect to the services, operations and properties of the Clinic and the Practice as the Purchaser may from time to time request.

6.3 No Solicitation. Until the earlier of (a) the Closing or (b) the termination of this Asset Purchase Agreement pursuant to its terms, no Physician Party shall, and each Physician Party shall cause its representatives not to, directly or indirectly, (i) initiate, solicit or encourage (including by way of furnishing information regarding the Practice or the Assets) any inquiries, or make any statements to third parties which may reasonably be expected to lead to any proposal concerning the sale of the Practice or the Assets (whether by way of merger, purchase of capital shares, purchase of assets or otherwise) (a “Competing Transaction”); or (ii) hold any discussions or enter into any agreements with, or provide any information or respond to, any third party concerning a proposed Competing Transaction or cooperate in any way with, agree to, assist or participate in, solicit, consider, entertain, facilitate or encourage any effort or attempt by any third party to do or seek any of the foregoing. If at any time prior to the earlier of (x) the Closing or (y) the termination of this Asset Purchase Agreement pursuant to its terms, the Physicians are approached in any manner by a third party concerning a Competing Transaction (a “Competing Party”), the Physicians shall promptly inform Purchaser regarding such contact and furnish Purchaser with a copy of any inquiry or proposal, or, if not in writing, a description thereof, including the name of such Competing Party, and the Physicians shall keep the Purchaser informed of the status and details of any future notices, requests, correspondence or communications related thereto.

6.4 Certain Notifications. From the date of this Asset Purchase Agreement until the Closing, the Physicians shall promptly notify the Purchaser in writing regarding any:

(a)  Action taken by any Physician Party not in the ordinary course of business and any circumstance or event that could reasonably be expected to have a Material Adverse Effect on the Practice;

(b)  Fact, circumstance, event, or action by any Physician Party (i) which, if known on the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement; or (ii) the existence, occurrence, or taking of which would result in any of the representations and warranties of the Physician Parties contained in this Agreement or in any Transaction Agreement not being true and correct when made or at Closing;

(c)  Breach of any covenant or obligation of any Physician Party hereunder; and

(d)  Circumstance or event which will result in, or could reasonably be expected to result in, the failure of any Physician Party to timely satisfy any of the closing conditions specified in Article 8 of this Agreement.

6.5 Updating the Disclosure Schedule. If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.4 would require a change to the Disclosure Schedule if the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Physicians shall promptly deliver to the Purchaser an update to the Disclosure Schedule specifying such change and shall use its best efforts to remedy same, as applicable.

ARTICLE 7
ADDITIONAL AGREEMENTS

  7.1  Purchaser Registration Statement; Other Action.

(a)  The Physician Parties shall use reasonable efforts to cooperate with the Purchaser’s permitted assignee(s) in the preparation of its registration statement on Form S-1 (or other appropriate Form) to be filed by the assignee with the SEC under the Securities Act in connection with the Initial Public Offering (including the prospectus constituting a part thereof, the “Registration Statement”). The date on which the SEC declares the Registration Statement effective, and each date on which an amendment or supplement thereto is declared effective, is referred to as an “Effective Date.”

(b)  The Physician Parties agree to use their reasonable efforts to promptly furnish, upon request of the Purchaser or its permitted assignee, factual information specifically regarding the Clinic and its practice that may be required by the rules of (or at the request of) the United States Securities and Exchange Commission (the “SEC”), and such other matters as may be reasonably requested by the Purchaser in response to any request by the SEC, in connection with the preparation of the Registration Statement and each amendment or supplement thereto, or any other statement, filing, notice or application made by or on behalf of each such party to the SEC, which may include the Clinic’s material agreements, corporate documents, schedules and exhibits (the “Clinic Information”).

(c)  The Physician Parties represent and warrant that to their best knowledge, the Clinic Information, when furnished by the Physician Parties, shall be true and correct in all material respects; provided however, that the foregoing representation and warranty shall be strictly limited to the Clinic Information (and not facts regarding the Purchaser, the Affiliates of the Purchaser, the Registration Statement as a whole or any part thereof), and shall be limited to the extent that the furnished Clinic Information relates to facts concerning the Clinic and the Practice. In addition, the parties hereto acknowledge and agree that the Physician Parties shall not be liable or responsible for any failure to provide, or delay in providing, Clinic Information so long as the Physician Parties use good faith reasonable efforts to respond to any proper request made hereunder.

7.2  Compliance with Conditions Precedent; Further Assurances.

  (a)  Each party hereto shall use such party’s good faith efforts to cause the conditions precedent to the Closing set forth in Article 8 hereof to be fulfilled and, subject to the terms and conditions herein provided, to take, or cause to be taken, all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Asset Purchase Agreement and the other Transaction Documents. Each party hereto covenants and agrees that it will cooperate with each of the other parties hereto and use its reasonable efforts to (i) procure upon reasonable terms and conditions all consents and approvals necessary to the transactions contemplated by this Agreement (ii) complete or obtain all necessary filings, registrations, certificates, and authorizations necessary or advisable for the transactions contemplated by this Agreement, (iii) satisfy all requirements prescribed by law for, and all conditions, to, the consummation of the transactions contemplated by this Agreement, and to (iv) effect the transactions contemplated by this Agreement. In case at any time after Closing any further actions are necessary to carry out the purposes of this Asset Purchase Agreement or the other Transaction Documents, and the necessity of such documents was not reasonably foreseeable at the time of the Closing, each party shall take all such necessary actions.

7.3  Certain Notifications. At all times from the date hereof until the Closing, each party shall promptly notify the others in writing of the occurrence of any event which will or may reasonably result in the failure to satisfy any of the conditions specified in Article 8.

  7.4  Amendment to Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until Closing to supplement or amend promptly the Disclosure Schedule with respect to any matter that would have been or would be required to be set forth or described in the Disclosure Schedule in order to not materially breach any representation, warranty or covenant of such party contained herein; provided that no amendment or supplement to the Disclosure Schedule that constitutes or reflects, individually or in the aggregate, a Material Adverse Effect to the Practice or the Assets may be made unless the Purchaser consents to such amendment or supplement, and no amendment or supplement to the Disclosure Schedule that constitutes or reflects a Material Adverse Effect to the Purchaser may be made unless the Physicians and the Clinic consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1, 8.2 and 8.3 have been fulfilled, the Disclosure Schedule hereto shall be deemed to be the Disclosure Schedule as amended or supplemented pursuant to this Section 7.4. In the event that the Physician Parties seek to amend or supplement the Disclosure Schedule pursuant to this Section 7.4 and the Purchaser does not consent to such amendment or supplement, or the Purchaser seeks to amend or supplement the Disclosure Schedule pursuant to this Section 7.4 and Physicians and the Clinic do not consent, this Agreement shall be deemed terminated by mutual consent.

7.5  Each Party to Obtain Own Tax Advice. Each party hereto represents and warrants that it has relied, and covenants and agrees that in connection with the transactions contemplated by this Asset Purchase Agreement, it will rely, solely on its own advisors to determine the tax consequences of the transactions contemplated hereunder, and that no representation or warranty has been made by any party as to the tax consequences of such transactions.

7.6  Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Asset Purchase Agreement, the parties hereto shall each use their reasonable efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the covenants hereunder and the other transactions contemplated herein to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Asset Purchase Agreement.

7.7 No Public Announcement. The parties acknowledge that no announcement regarding any aspect of this Agreement or the transactions herein shall be made to the financial community, Governmental Entities, employees, customers, suppliers or the general public without the express prior written consent of the other party; provided that nothing herein shall prevent any party from complying with applicable law.

7.8  Confidentiality. Each party hereto will hold, and will use its best efforts to cause its affiliates and representatives to hold, in strict confidence, unless (i) compelled to disclose by judicial or administrative process (including without limitation, in connection with obtaining the necessary approvals of this Asset Purchase Agreement and the transactions contemplated hereby of any Governmental Entity) or by other requirements of law or any national securities exchange or NASDAQ or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party to this Asset Purchase Agreement furnished to it or its representatives by such party or such party’s representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. In the event the transactions contemplated hereunder are not consummated, upon the request of any party, each party hereto will, and will cause its affiliates and representatives to, promptly (and in no event later than ten (10) days after such request) redeliver or cause to be redelivered all copies of any documents or information furnished by the requesting party or the requesting party’s representatives in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party or the party’s representatives.

7.9  Transfer of Employees and Accounts. The parties shall use reasonable efforts, and to take such actions, or cause such actions to be taken or do, or cause to be done, all things necessary, proper or advisable to permit the permitted assignee of the Purchaser to evaluate and hire at its discretion, the personnel (including both medical and non-medical staff) who were employed by the Clinic prior to the Closing.

7.10 Agreement to Provide Information. Physicians agree, either directly or through his accountant, to provide information concerning the Assets reasonably requested by the Purchaser or its permitted assignee, as necessary for the preparation and filing of such party’s Tax returns.

7.11 Maintenance of Patient Records. The Purchaser and its permitted assignee agrees to maintain, at its expense, all patient charts in a safe and secure manner that is readily available for review and access by patients and authorized persons as required by HIPAA rules.

7.12 Employee Information. In order to facilitate the selection and hiring of employees of the Clinic by a professional association to be designated by the Purchaser or permitted assignee, on or prior to the Closing Date, the Physician Parties shall use their reasonable efforts to provide the Purchaser and its permitted assignee, at the reasonable request of the Purchaser or permitted assignee, an accurate list of (i) all employees of the Clinic, including the employees’ names, titles or positions, present rate of compensation, year to date compensation, (including bonuses, commissions and deferred compensation), accrued and unused vacation and other paid leave, years of service, interests in any incentive compensation plan, and estimated entitlements to receive supplementary retirement benefits or allowances (whether pursuant to a contractual obligation or otherwise) and (ii) individuals who are currently performing services for the Clinic related to the Practice who are classified as “consultants” or “independent contractors.”

7.13 Transition of Management Services. The Physician Parties agree and acknowledge that the Clinic will terminate its existing management services arrangement with Myers, Trager, Do Management Consulting, LLC. Accordingly, the Physician Parties shall enter into the Agreement to Transition Management Services in the form attached hereto as Exhibit A hereto (“Agreement to Transition Management Services”).

7.14 Termination of Lease. The Physician Parties agree to execute any and all documents requested by the Purchaser (or its permitted assignee) prior to the Closing Date, in order to effectively terminate its existing real property lease(s) as of the Closing Date.

ARTICLE 8
CONDITIONS

  8.1 Conditions Precedent to the Obligations of All Parties. The obligations of the parties to complete the Closing shall be subject to the fulfillment, at or prior to the time of the Closing, of each of the following conditions:

    (a)  all permits, approvals, waivers and consents of any Governmental Authority or of any third party necessary or appropriate for consummation of the Closing shall have been obtained;

   (b)  no preliminary or permanent injunction or other order of a court or other Governmental Authority in the United States shall have been issued and be in effect, and no United States federal or state statute, rule or regulation shall have been enacted or promulgated after the date hereof and be in effect, that (i) prohibits the consummation of the Closing or (ii) imposes material limitations after the Closing on the ability of a professional association designed by the Purchaser or assignee to own and operate a medical practice; and

   (c)  there shall not be any action or proceeding commenced by or before any court or other Governmental Authority in the United States that challenges the consummation of the Closing or seeks to impose material limitations on the ability of a professional association to be designated by the Purchaser or its permitted assignee to own and operate a medical practice.

  8.2 Conditions Precedent to the Obligations of the Purchaser. The obligations of the Purchaser to complete the Closing shall be subject to the fulfillment, at or prior to the time of the Closing of each of the following conditions:

   (a)  except for such changes as permitted or contemplated by this Asset Purchase Agreement, the representations and warranties of the Physician Parties contained in this Asset Purchase Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date;

   (b)  the Physician Parties shall have performed, complied with and fulfilled all the covenants, agreements, obligations and conditions required by any of the Transaction Documents to be performed, complied with or fulfilled by them prior to or at the Closing;

   (c)  since the date of this Asset Purchase Agreement, there shall not have occurred any event or events, whether individually or in the aggregate, that have had or that reasonably could be reasonably expected to have a Material Adverse Effect on the financial condition, results of operations, properties, assets, liabilities, business operations of the Clinic or the Practice;

   (d)  the Purchaser shall have received all of the instruments, documents and other items described in Section 3.2 hereof;

(e)  the Physician Parties shall have agreed, and such agreement shall continue to be in effect, to terminate all real property leases to which the Clinic is a party as of the Closing Date; and

(f)  the Purchaser and its permitted assignee shall have received all information reasonably requested from the Physician Parties with respect to employees of the Clinic, in connection with its evaluation of employees of the Clinic.

  8.3 Conditions Precedent to the Obligations of the Physician Parties. The obligations of the Physician Parties to complete the Closing shall be subject to the fulfillment at or prior to the time of the Closing, of each of the following conditions:

   (a)  except for such changes as permitted or contemplated by this Asset Purchase Agreement and, the representations and warranties of the Purchaser contained in this Asset Purchase Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date;

   (b)  the Purchaser shall have performed, complied with and fulfilled all of the covenants, agreements, obligations and conditions required by any of the Transaction Documents to be performed, complied with or fulfilled by them prior to or at the Closing;

   (c)  since the date of this Asset Purchase Agreement, there shall not have occurred any event or events, whether individually or in the aggregate, that have had or that reasonably could be expected to have a material adverse effect on the financial condition, results of operations, properties, assets, liabilities, business, operations or prospects of the Purchaser; and

   (d)  the Physician Parties shall have received from the Purchaser all of the instruments, documents and other items described in Section 8.3 hereof.

ARTICLE 9
TERMINATION

  9.1 Termination by Mutual Agreement. If the Master Transaction Agreement shall terminate, or the transactions contemplated in the Master Transaction Agreement shall fail to close for any reason, this Asset Purchase Agreement shall automatically terminate.

9.2 Termination by the Purchaser. If at any time prior to or at the Closing (a) any of the Physician Parties shall have failed to perform in any material respect any of its respective covenants or obligations, at the time required to be performed, set forth in this Asset Purchase Agreement or the other Transaction Documents and such failure has not been or cannot be cured to the reasonable satisfaction of the Purchaser within a reasonable time; (b) any representation or warranty of any of the Physician Parties contained herein or in any of the other Transaction Documents is false or misleading in any material respect; (c) any of the Physician Parties shall fail to make any deliveries specified in Section 3.2; or (d) any of the conditions set forth in Sections 8.1 or 8.2 shall not have been satisfied in any respect (and such failure cannot be cured to the reasonable satisfaction of the Purchaser prior to Closing) or waived in writing by the Purchaser, all obligations of the Purchaser under this Asset Purchase Agreement may be terminated by the Purchaser.

  9.3 Termination by the Physician Parties. If at any time prior to or at the Closing (a) the Purchaser shall have failed to perform in any material respect any of its respective covenants or obligations, at the time required to be performed, set forth in this Asset Purchase Agreement or the other Transaction Documents and such failure has not been or cannot be cured to the reasonable satisfaction of the Physician Parties within a reasonable time; (b) any representation or warranty of the Purchaser contained herein or in any of the other Transaction Documents is false or misleading in any material respect; (c) the Purchaser shall fail to make any deliveries specified in Section 3.3; or (d) any of the conditions set forth in Sections 8.1 or 8.3 shall not have been satisfied in any respect (and such failure cannot be cured to the reasonable satisfaction of the Physician Parties prior to Closing) or waived in writing by the Physician Parties, all obligations of the Physician Parties under this Asset Purchase Agreement (other than their obligations under Sections 7.7 and 7.8) may be terminated by the Physician Parties.

9.4 Termination Date. Unless terminated by mutual agreement of the parties prior to Closing, this Asset Purchase Agreement shall terminate upon the first to occur of the following events: (a) a date mutually agreed in writing by the Purchaser and the Physician Parties on which this Agreement shall terminate, or (b) thirty (30) days after delivery of notice by a non-breaching party to the other party or parties of a material breach by such party or parties, provided that such material breach has not been cured (“Termination Date”). If Closing fails to occur as a result of the breach of this Asset Purchase Agreement by the Purchaser on the one hand, or any of the Physician Parties, on the other, this Asset Purchase Agreement may be extended for a reasonable time to facilitate Closing at the election of the non-breaching party. In the event of termination of this Asset Purchase Agreement pursuant to the provisions of this Section, a party that is not in material breach of this Asset Purchase Agreement shall stand fully released and discharged with respect to any and all obligations under this agreement. In the event that the Conditions Precedent to Closing are not satisfied because of the breach of any representation, warranty or covenant of any party hereto, each party shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available hereunder or at law or in equity.

ARTICLE 10
INDEMNIFICATION

10.1 Indemnification by the Physician Parties.

   (a) Except as provided in Section 10.1(b) and subject to the limitations set forth in Section 10.6, each of the Physician Parties, jointly and severally, hereby agrees to indemnify, defend and hold the Purchaser and its permitted assignee, and their respective officers, directors, employees and shareholders (collectively, the “Purchaser Indemnified Persons”) harmless from and against all demands, suits, claims, actions or causes of action, assessments, losses, damages, liabilities, liens, settlements, penalties, and forfeitures, and reasonable costs and expenses incident thereto (including reasonable attorneys’ fees) (collectively, the “Indemnity Losses” and individually, an “Indemnity Loss”), asserted against or suffered or incurred, directly or indirectly, by any of the Purchaser Indemnified Persons and resulting from:

    (i) any material misrepresentation in or material breach of the representations or warranties of any of the Physician Parties or the failure of any of the Physician Parties to perform any of their respective covenants or obligations contained in this Asset Purchase Agreement;

    (ii) except with respect to any liabilities relating to or arising from the provision of professional medical services (or failure to provide professional medical services), the operation of the Practice by the Clinic prior to the Closing including, but not limited to, any and all obligations or liabilities of any of the Physician Parties of any kind, description or character, direct or indirect, absolute or contingent, known or unknown; or

(iii) any liability for Taxes arising out of, or by virtue of, or based on any Physician Party.

   (b) Notwithstanding the foregoing provisions of Section 10.1(a), the Physician Parties shall not be obligated to jointly and severally indemnify, defend or hold the Purchaser Indemnified Parties harmless from and against any Indemnity Losses asserted against or suffered or incurred by any of the Purchaser Indemnified Parties and resulting from any material misrepresentation in or material breach of any representation of the Physicians contained in Section 4.2 hereof or from the failure of the Physicians to perform any of the Physicians’ covenants or obligations contained in the Non-Competition Agreements. In each of these cases, the Physicians shall severally and not jointly indemnify, defend and hold the Purchaser and its permitted assignee harmless from and against all Indemnity Losses asserted against or suffered or incurred by any of the Purchaser Indemnified Parties and resulting from any material misrepresentation in or material breach of such representations of the Physicians or its permitted assignee or from the failure of the Physicians or permitted assignee to perform any of such covenants or obligations.

10.2 Indemnification by the Purchaser. Subject to the limitations set forth in Section 10.6, the Purchaser and its permitted assignee hereby agree to indemnify, defend and hold the Physician Parties and their respective officers, directors, employees, partners and shareholders (collectively “Physician Indemnified Persons”) harmless from and against any Indemnity Loss asserted against or suffered or incurred by any of the Physician Indemnified Persons and resulting from:

(a)  any misrepresentation in or breach of the representations and warranties of the Purchaser or the failure of the Purchaser or permitted assignee to perform any of their respective covenants or obligations contained in this Asset Purchase Agreement or in the Asset Purchase Agreements;

   (b)  the use of the Assets after the Closing and the conduct of business by the Purchaser’s permitted assignee after the Closing; or

(c) the Initial Public Offering or any document filed by Purchaser, any permitted assigns of Purchaser, or any Affiliate thereof as required by the Securities Act, the Exchange Act, or any state securities or blue sky laws unless, and then only to the extent that, the Indemnity Loss arises out of or is based upon written information furnished by the Physician Parties that contains an untrue statement or omits to state a material fact necessary to make the statements therein not misleading.

10.3 Notice. If any person or entity has reason to believe that he, she or it has suffered or incurred (or has a reasonable belief that he, she or it will suffer or incur) any Indemnity Loss subject to indemnity hereunder, such person or entity shall so notify the indemnifying party promptly in writing describing such loss or expense, the amount thereof, if known, and the method of computation of such Indemnity Loss, all with reasonable particularity. If the nature of the Indemnity Loss set forth in the notice does not involve any third party claim, and if the indemnifying party does not respond to the indemnified party in writing contesting the existence of amount of any Indemnity Loss within thirty (30) days after delivery of such notice, then such indemnifying party shall be obligated to pay, and shall pay in accordance with Section 10.5, the amount of the Indemnity Loss set forth in such notice to the indemnified party. If any action at law, suit in equity, administrative action or arbitration or mediation proceeding is instituted by or against a third party with respect to which any person intends to claim any liability or expense as an Indemnity Loss under this Article 10, such person shall promptly notify the indemnifying party of such action. The failure to give or to timely give any notice required by this Section 10.3 shall not relieve the party from whom indemnity is sought of any of its obligations under this Article 10, except to the extent that such failure results in actual prejudice to the indemnifying party.

  10.4 Defense of Third Party Claim.

   (a) With respect to any action at law, suit in equity, administrative action or arbitration or mediation proceeding that is instituted by or against a third party with respect to which any person intends to claim any liability or expense under this Article 10, the indemnifying party shall have fourteen (14) business days after receipt of the notice with respect thereto referred to in the first sentence of Section 10.3 to notify the indemnified party that it elects to conduct and control any action, suit or proceeding with respect to such claim; provided, however, that no such election may be made with respect to any action, suit or proceeding by a taxing authority with respect to any consolidated, combined or unitary return filed by the Purchaser or any of its affiliates. If the indemnifying party does not give such notice, the indemnified person shall have the right to defend, contest, settle or compromise such action, suit or proceeding in the exercise of its exclusive discretion, and the indemnifying party shall, upon request from the indemnified person, promptly pay the indemnified person in accordance with the other terms and conditions of this Article 10 the amount of any Indemnity Loss subject to indemnity hereunder resulting from its liability to the third party claimant. If the indemnifying party gives such notice, it shall have the right to participate in, and, to the extent that it shall desire, to undertake, conduct and control, through counsel of its own choosing (which counsel shall be satisfactory to the indemnified party in the reasonable judgment of the indemnified party and shall not, except with the consent of the indemnified party, be counsel to the indemnified party) and at its sole expense, the conduct and settlement of such action, suit or proceeding, and the indemnified person shall cooperate with the indemnifying party in connection therewith; provided, however, that (i) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge securing the claims indemnified hereunder upon any asset of the indemnified person, (ii) the indemnifying party shall not thereby consent to the imposition of any injunction against the indemnified person without the written consent of the indemnified person, (iii) the indemnifying party shall permit the indemnified person to participate in such conduct or settlement through counsel chosen by the indemnified person, but the fees and expenses of such counsel shall be borne by the indemnified person except as provided below, and (iv) upon a final determination of such action, suit or proceeding, the indemnifying party shall promptly reimburse to the extent required under this Article 10 the indemnified person for the full amount of any Indemnity Loss resulting from such action, suit or proceeding and all reasonable and related expenses incurred by the indemnified person, other than fees and expenses of counsel for the indemnified person incurred after the assumption of the conduct and control of such action, suit or proceeding by the indemnifying party (except as provided below); provided further, however, that such fees and expenses of counsel for the indemnified party shall be borne by the indemnifying party if (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between such party and the indemnifying party in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party, or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after giving notice of its intent to assume such defense. So long as the indemnifying party is contesting any such action in good faith, the indemnified person shall not pay or settle any such action, suit or proceeding. Notwithstanding the foregoing, the indemnified person shall have the right to pay or settle any such action, suit or proceeding, provided that in such event the indemnified person shall waive any right to indemnity therefor from the indemnifying party and no amount in respect thereof shall be claimed as an Indemnity Loss under this Article 10.

   (b) If requested by the indemnifying party, the indemnified person agrees to cooperate with the indemnifying party and its counsel in contesting any claim which the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the claim, or any cross-complaint against any person asserting the claim, or any cross-complaint against any person and further agrees to take such other action as reasonably may be requested by an indemnifying party to reduce any loss or expense for which the indemnifying party would have responsibility, but the indemnifying party will reimburse the indemnified person for any reasonable expenses incurred by it in so cooperating or acting at the request of the indemnifying party.

   (c) The indemnified person agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any claim against the indemnified person or conferences with representatives of or counsel for such persons.

  10.5 Payment of Losses. Except as specifically set forth in any other section of this Asset Purchase Agreement with respect to payment of losses, which section shall govern payment of losses with respect to matters set forth therein, the indemnifying party shall pay to the indemnified person in cash the amount of any Indemnity Loss to which the indemnified person may become entitled by reason of the provisions of this Asset Purchase Agreement, such payment to be made within sixty (60) business days after any such amount of losses is finally determined either pursuant to mutual agreement of the parties, pursuant to the second sentence of Section 10.3, pursuant to the provisions of Section 10.4(a), pursuant to the provisions of Section 11.4 or Section 11.5, or pursuant to the dispute resolution provisions set forth in Article 12 or pursuant to a final, unappealable binding judgment of a court with jurisdiction.

  10.6 Damages; Limitations. Notwithstanding anything contained to the contrary in this Asset Purchase Agreement, a Party’s right to recover any amounts under the indemnification provisions of this Article 10 shall be determined or limited as provided in this Section 10.6.

   (a) Notwithstanding anything herein to the contrary, neither party shall be obligated to indemnify the other under this Article 10 in excess of the amount of the Aggregate Consideration.

(b) All representations, warranties and indemnities made by the parties shall survive the Closing and shall thereafter terminate and expire twenty-four (24) months after the Closing Date, except that representations, warranties (Section 4.1(j)) and associated indemnities with respect to tax matters, and representations, warranties and associated indemnities with respect to environmental matters (Section 4.1(m)), shall survive for a period equal to the statute of limitations applicable to any claim arising from or attributable to such matters; provided, however, that notwithstanding the foregoing, the rights and obligations with respect to indemnification as provided in this Article 10 shall continue with respect to any matter for which indemnification has been properly sought pursuant to the terms and conditions of this Asset Purchase Agreement prior to the expiration of any such survival period.

   (c) Notwithstanding anything herein to the contrary, the Physician Parties shall not be obligated to indemnify the Purchaser Indemnified Persons under this Article 10: (i) unless the aggregate of all Indemnity Losses of the Purchaser Indemnified Persons exceeds Ten Thousand Dollars ($10,000) (the “Seller’s Basket”), in which case the Purchaser Indemnified Persons shall be entitled to recover all Indemnity Losses, including the amount equal to the Seller’s Basket. Nothing contained in this Section 10.6(c) shall be deemed to limit or impair the Purchaser’s or Purchaser’s permitted assignee’s right to seek injunction or other equitable relief for a Physician Party’s breach of any provision set forth in the Non-Competition Agreement.

   (d) Notwithstanding anything herein to the contrary, the Purchaser or its permitted assignee shall not be obligated to indemnify Physician Parties under this Article 10: (i) unless the aggregate of all Indemnity Losses of the Physician Parties exceeds Ten Thousand Dollars ($10,000) (the “Buyer’s Basket”), in which case the Physician Parties shall be entitled to recover all damages to the Physician Parties, including the amount equal to the Buyer’s Basket.

ARTICLE 11
MISCELLANEOUS

11.1 Taxes. The Physician Parties will pay all transfer taxes, sales and other taxes and charges, if any, which may become payable in connection with the transactions contemplated by the Transaction Documents.

11.2 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Asset Purchase Agreement or any other Transaction Document is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Provided, however the right to recover any amount under the indemnification provision of Article 10 shall be determined and limited exclusively as provided in Section 10.6. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

11.3 Expenses. Whether or not the transactions contemplated by this Asset Purchase Agreement are consummated, each of the parties hereto shall pay the fees and expenses of its counsel, accountants and other experts incident to the negotiation and preparation of the Transaction Documents and consummation of the transactions contemplated thereby.

11.4 Parties Bound. Except to the extent otherwise expressly provided herein, this Asset Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any rights, benefits or obligations hereunder.

11.5 Notices. All notices, reports, records or other communications that are required or permitted to be given to the parties under this Asset Purchase Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

If to the Purchaser, addressed to:

Dr. Bruce Wardlay
17853 Country Road, 105A
Grandview, TX 76050
e-mail: txmedclinic@hotmail.com
Facsimile: (817) 866-3487

With copies to:

Robert S. Goldsamt, CEO
Basic Healthcare Networks of Texas, L.P.
4270 Promenade Way, Suite 226
Marina Del Rey, California 90292
Facsimile: (310) 876-0791

  If to the Physician Parties, addressed to:

Dr. Jeff Alan King
Fort Worth Rehabilitation Center
520 W. Seminary Drive
Fort Worth, Texas 76115
Facsimile: _____________

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered if personally delivered or sent by telecopier, (ii) on the Business Day after dispatch if sent by nationally-recognized, overnight courier and (iii) on the fifth Business Day after dispatch, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in Texas are not required to be open.

  11.6 Choice of Law; Arbitration.

(a)  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to the laws and principles thereof, or of any other jurisdiction, which would direct the application of the laws of another jurisdiction.

(b)   Any claim, dispute or other controversy involving a monetary value of $100,000 or less (a “Controversy”) relating to this Agreement shall be settled and resolved by binding arbitration in Dallas, Texas, before a single arbitrator under the rules of the American Arbitration Association (“AAA”) in effect at the time a demand for arbitration is made. If there is any conflict between the AAA rules and this arbitration clause, this arbitration clause will govern and determine the rights of the parties. The parties to this Agreement (the “Parties”) shall be entitled to full discovery regarding the Controversy as permitted by applicable codes of civil procedure. The arbitrator’s decision on the Controversy shall be a final and binding determination of the Controversy and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over the Parties. The arbitrator shall also award the prevailing Party any reasonable attorneys’ fees and reasonable expenses the prevailing Party incurs in connection with the arbitration, and the non-prevailing Party shall pay the arbitrator’s fees and expenses. The arbitrator shall determine who is the prevailing Party. Each Party also agrees to accept service of process for all arbitration proceedings in accordance with AAA’s rules.

(c)The obligation to arbitrate shall not be binding upon either party with respect to a controversy involving a monetary amount exceeding $100,000, requests for temporary restraining orders, preliminary injunctions or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute between the Parties.

(d)The provisions of this Section shall be construed as independent of any other covenant or provision of this Agreement; provided that, if a court of competent jurisdiction determines that any such provisions are unlawful in any way, such court shall modify or interpret such provisions to the minimum extent necessary to have them comply with the law.

(e)This arbitration provision shall be deemed to be self-executing and shall remain in full force and effect after expiration or termination of this Agreement. In the event either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party by default or otherwise, notwithstanding said failure to appear.

11.7 Entire Agreement; Amendments and Waivers. This Asset Purchase Agreement, together with other Transaction Documents and all exhibits and schedules hereto and thereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written (including the letter of intent) of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No supplement, modification or waiver of this Asset Purchase Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Asset Purchase Agreement and shall be executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Asset Purchase Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Asset Purchase Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

  11.8 Reformation Clause. The parties acknowledge that federal and state law and regulations applicable to physicians, health care organizations, and business transactions in which physicians and other health care providers participate are subject to change, and that such changes in laws and regulations, and interpretations thereof by courts and regulatory authorities may affect the transactions contemplated by this Asset Purchase Agreement, i.e., certain aspects of the contemplated transactions may become prohibited or economically impractical as a result of such changes. If such event occurs, the parties each agree to negotiate in good faith such alterations to the structure and terms of the transactions under this Asset Purchase Agreement as may be necessary to make them lawful under then-applicable laws and regulations, without materially disadvantaging either party.

  11.9 Assignment. This Asset Purchase Agreement may not be assigned by operation of law or otherwise except that the Purchaser shall have the right to assign all or a portion of its rights under this Asset Purchase Agreement, including its rights, proceeds, rights to receive and obtain title to assets, claims and benefits of the Purchaser hereunder, to Basic Health Care Networks of Texas, L.P. or its affiliates and/or BEW Financing, LP or its affiliates.

  11.10 Attorneys’ Fees. Except as otherwise specifically provided herein, if any action or proceeding is brought by any party with respect to this Asset Purchase Agreement or the other Transaction Documents, or with respect to the interpretation, enforcement or breach hereof, the prevailing party in such action shall be entitled to an award of all reasonable costs of litigation or arbitration, including, without limitation, attorneys’ fees, to be paid by the losing party, in such amounts as may be determined by the court having jurisdiction of such action or proceeding or by the arbitrators deciding such action or proceeding.

  11.11 Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such actions as any of the other parties hereto may reasonably request in order to more effectively consummate the transactions contemplated by the Transaction Documents or as shall be reasonably necessary in connection with the carrying out of the parties’ respective obligations hereunder or the purposes of this Asset Purchase Agreement.

  11.12 Announcements and Press Releases. Any press releases or any other public announcements concerning this Asset Purchase Agreement or the other Transaction Documents shall be approved by the Purchaser.

  11.13 No Tax Representations. Each party acknowledges that it is relying solely on its advisors to determine the tax consequences of the transactions contemplated hereunder and that no representation or warranty has been made by any party as to the tax consequences of such transactions.

  11.14 Multiple Counterparts. This Asset Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  11.15 Headings. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Asset Purchase Agreement.

  11.16 Severability. Each article, section, subsection and lesser section of this Asset Purchase Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Asset Purchase Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Asset Purchase Agreement, but every other provision of this Asset Purchase Agreement shall remain in full force and effect.

11.17 Negotiation of Agreement. Each of the parties acknowledge that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law, or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived.

11.18 Survival. Sections 7.7 and 7.8 shall survive the termination of this Agreement for two (2) years.

11.19 Good Faith and Fair Dealing. The parties agree that in all actions taken in performance of this Agreement and in their enforcement of all rights granted under this Agreement, they will act in good faith and practice fair dealing.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have caused this Master Transaction
Agreement to be duly executed as of 12/12, 2005.

PURCHASER:
By: /s/ Bruce Wardlay
__________________________
Bruce Wardlay

PHYSICIANS:
/s/ Dr. Joel Brock
______________________________
Dr. Joel Brock, an individual

/s/ Dr. Jeff Alan King
______________________________
Dr. Jeff Alan King, an individual

CLINIC:
REHABILITATION PHYSICIANS NETWORK, INC.

/s/ Dr. Jeff Alan King
______________________________
Dr. Jeff Alan King
President

EXHIBIT A

AGREEMENT TO TRANSITION MANAGEMENT SERVICES

THIS AGREEMENT TO TRANSITION MANAGEMENT SERVICES (“Agreement”) is dated December __, 2005, and is made by and between REHABILITATION PHYSICIANS NETWORK, INC. (“RPN”), FT. WORTH REHABILITATION, INC. (“FWR”), MYERS, TRAGER, DO MANAGEMENT CONSULTING, LLC., d.b.a. Texas Physicians Network (“TPN”) and Dr. Bruce Wardlay, D.O. (“Purchaser”).

WHEREAS, RPN owns and operates a chiropractic and physical therapy practice located at 5101 Ross Avenue, Second Floor, Dallas, Texas 75006.

WHEREAS, FWR owns and operates a chiropractic and physicial therapy practice located at 520 West Seminary Drive, Ft. Worth, Texas 76115. RPN and FWR are collectively referred to as the “Clinics”.

WHEREAS, TPN is a consulting group that provides medical management services, among other professional services.

WHEREAS, TPN and RPN are parties to a Management Services Agreement dated _______, 2000 (the “RPN Management Services Agreement”), and TPN and FWR are parties to a Management Services Agreement dated _______, 2000 (the “FWR Management Services Agreement”), under which TPN provides medical management services to RPN and FWR, respectively, for compensation (collectively, the “Management Services Agreements”).

WHEREAS, it is contemplated that RPN and FWR will enter into an agreement to sell certain assets to the Purchaser pursuant to Asset Purchase Agreements dated December 12/12 2005 (the “Asset Purchase Agreements”), a portion of which assets will be assigned to Basic Health Care Networks of Texas, L.P. (“Basic Care”) as a part of a series of transactions involving the acquisition by Basic Care of certain assets of clinics owned and operated by the Purchaser, and the filing of a registration statement for a public offering by Basic Care.

WHEREAS, the parties are entering into this Agreement as a condition of closing under the Asset Purchase Agreements.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.  Termination of Management Services Agreement.

(a)  TPN and RPN agree that, effective as of the Closing Date and expressly conditioned upon occurrence of the Closing, the RPN Management Services Agreement shall terminate.

(b)  TPN and FWR agree that, effective as of the Closing Date and expressly conditioned upon occurrence of the Closing, the FWR Management Services Agreement shall terminate.

(c)  TPN agrees to assign, convey or transfer all receivables, notes, and indebtedness outstanding on the Closing Date and arising from the Management Services Agreements, to the Purchaser or its permitted assignee at the Closing.

2.  Consideration. At the Closing, as full consideration for the covenants and agreements herein, and the mutual execution and delivery of the Transaction Documents to which TPN is a party, the Purchaser shall deliver at the Closing the consideration referenced in that certain Termination of Management Services Agreements dated of even date herewith by and between TPN, Trager-Myers Management Consulting, LLC, Purchaser and various clinics owned by Purchaser.

3.  Registration Statement; Other Action.

(a)   TPN shall use reasonable efforts to cooperate with the Purchaser and its permitted assignee in the preparation of a registration statement on Form S-1 (or other appropriate Form) to be filed by the assignee of the Purchaser with the SEC under the Securities Act in connection with its initial public offering (including the prospectus constituting a part thereof, the “Registration Statement”). The date on which the SEC declares the Registration Statement effective, and each date on which an amendment or supplement thereto is declared effective, is referred to as an “Effective Date.”

(b)   TPN agrees to use its reasonable efforts to promptly furnish, upon request of the Purchaser or its permitted assignee, factual information specifically regarding the Clinics and their practices that may be required by the rules of (or at the request of) the United States Securities and Exchange Commission (the “SEC”), and such other matters as may be reasonably requested by the Purchaser or its permitted assignees in response to any request by the SEC, in connection with the preparation of the Registration Statement and each amendment or supplement thereto, or any other statement, filing, notice or application made by or on behalf of each such party to the SEC, which may include Clinics’ material agreements, corporate documents, schedules and exhibits (the “Clinic Information”).

(c)  TPN represents and warrants that to its best knowledge, the Clinic Information, when furnished by the Physician Parties (as defined in the Asset Purchase Agreements), shall be true and correct in all material respects; provided however, that the foregoing representation and warranty shall be strictly limited to the Clinic Information (and not facts regarding the Purchaser or its permitted assignees, the Affiliates of the Purchaser, the Registration Statement as a whole or any part thereof), and shall be limited to the extent that the furnished Clinic Information relates to facts concerning the Clinics and their practices. In addition, the parties hereto acknowledge and agree that the Physician Parties shall not be liable or responsible for any failure to provide, or delay in providing, Clinic Information so long as the Physician Parties use good faith reasonable efforts to respond to any proper request made hereunder.

4.  Expenses. Except as provided in this Agreement, each party shall bear its own expenses in the execution, delivery and performance of this Agreement.

  5.  Parties Bound. Except to the extent otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any rights, benefits or obligations hereunder.

  6.  Notices. All notices, reports, records or other communications that are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

If to TPN, addressed to:

Eric Trager
Trager, Myers, Do Management Consulting, L.P.
[address]
[fax]

  If to RPN or FWR, addressed to:

Dr. Jeff Alan King
North Texas Rehabilitation Center
5101 Ross Avenue (upper floor)
Dallas, TX 75006
Facsimile: _____________

If to the Purchaser, addressed to:

Dr. Bruce Wardlay
17853 Country Road, 105A
Grandview, TX 76050
e-mail: txmedclinic@hotmail.com
Facsimile: (817) 866-3487

With copies to:

Robert S. Goldsamt, CEO
Basic Health Care Networks of Texas, L.P.
4270 Promenade Way, Suite 226
Marina Del Rey, California 90292
Facsimile: (310) 876-0791

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered if personally delivered or sent by telecopier, (ii) on the Business Day after dispatch if sent by nationally-recognized, overnight courier and (iii) on the fifth Business Day after dispatch, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in Texas are not required to be open.

  7.  Choice of Law; Arbitration.

(a)  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to the laws and principles thereof, or of any other jurisdiction, which would direct the application of the laws of another jurisdiction.

(b) Any claim, dispute or other controversy involving a monetary value of $100,000 or less (a “Controversy”) relating to this Agreement shall be settled and resolved by binding arbitration in Dallas, Texas, before a single arbitrator under the rules of the American Arbitration Association (“AAA”) in effect at the time a demand for arbitration is made. If there is any conflict between the AAA rules and this arbitration clause, this arbitration clause will govern and determine the rights of the parties. The parties to this Agreement (the “Parties”) shall be entitled to full discovery regarding the Controversy as permitted by applicable codes of civil procedure. The arbitrator’s decision on the Controversy shall be a final and binding determination of the Controversy and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over the Parties. The arbitrator shall also award the prevailing Party any reasonable attorneys’ fees and reasonable expenses the prevailing Party incurs in connection with the arbitration, and the non-prevailing Party shall pay the arbitrator’s fees and expenses. The arbitrator shall determine who is the prevailing Party. Each Party also agrees to accept service of process for all arbitration proceedings in accordance with AAA’s rules.

(c)The obligation to arbitrate shall not be binding upon either party with respect to a controversy involving a monetary amount exceeding $100,000, requests for temporary restraining orders, preliminary injunctions or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute between the Parties.

(d)The provisions of this Section shall be construed as independent of any other covenant or provision of this Agreement; provided that, if a court of competent jurisdiction determines that any such provisions are unlawful in any way, such court shall modify or interpret such provisions to the minimum extent necessary to have them comply with the law.

(e)This arbitration provision shall be deemed to be self-executing and shall remain in full force and effect after expiration or termination of this Agreement. In the event either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party by default or otherwise, notwithstanding said failure to appear.

  8. Entire Agreement; Amendments and Waivers. This Agreement, together with other agreements and transactions referenced herein, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written (including the letter of intent) of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No supplement, modification or waiver of this Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Agreement and shall be executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

10. Assignment. The Agreement may not be assigned by operation of law or otherwise except that the Purchaser shall have the right to assign this Agreement, including all rights, proceeds, claims and benefits of the Purchaser hereunder, to Basic Health Care Networks of Texas, L.P. or its affiliates. No such assignment shall relieve the Purchaser of its obligations hereunder.

  11. Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such actions as any of the other parties hereto may reasonably request in order to more effectively consummate the transactions contemplated by this Agreement or as shall be reasonably necessary in connection with the carrying out of the parties’ respective obligations hereunder or the purposes of this Agreement.

12.  Announcements and Press Releases; Confidentiality. Each party hereto will hold, and will use its best efforts to cause its affiliates and representatives to hold, in strict confidence, unless (i) compelled to disclose by judicial or administrative process (including without limitation, in connection with obtaining the necessary approvals of the Master Transaction Agreement and the transactions contemplated thereby of any Governmental Entity) or by other requirements of law, or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party to this Agreement furnished to it or its representatives by such party or such party’s representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. In the event the transactions contemplated hereunder are not consummated, upon the request of any party, each party hereto will, and will cause its affiliates and representatives to, promptly (and in no event later than ten (10) days after such request) redeliver or cause to be redelivered all copies of any documents or information furnished by the requesting party or the requesting party’s representatives in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party or the party’s representatives. Any press releases or any other public announcements concerning this Agreement or the other transactions references herein shall be approved by the Purchaser.

  13.  Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  14.  Headings. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

  15.  Severability. Each article, section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

16. Negotiation of Agreement. Each of the parties acknowledge that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law, or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived.

17. Good Faith and Fair Dealing. The parties agree that in all actions taken in performance of this Agreement and in their enforcement of all rights granted under this Agreement, they will act in good faith and practice fair dealing.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of 12/12 2005.

TPN:  MYERS, TRAGER, DO MANAGEMENT CONSULTING, LLC

__________________________________
Eric Trager

RPN:
REHABILITATION PHYSICIANS NETWORK, INC.

__________________________________
Dr. Jeff Alan King
President

FWR:
FT. WORTH REHABILITATION, INC.

__________________________________
Dr. Jeff Alan King
President

PURCHASER:
By:
_______________________________
Bruce Wardlay

EXHIBIT B

BILL OF SALE

REHABILITATION PHYSICIANS NETWORK, INC., a Texas corporation (the “Clinic”), hereby sells, conveys, transfers, signs and delivers to Basic Health Care Networks of Texas, L.P., a Texas limited partnership (the ”Company”), as assignee of the Purchaser under that certain Asset Purchase Agreement dated December __, 2005 by and between the Clinic, Dr. Bruce Wardlay (as Purchaser), Dr. Joel Brock, Dr. Jeff Alan King and Dr. Alwyn Lorenzo, the following assets, properties, interests in properties and rights of the Clinic (collectively, the “Assets”):

1.	the accounts receivable described on Exhibit “A” attached hereto and made a part hereof for all purposes;

2.	the supplies and inventory described on Exhibit “B” attached hereto and made a part hereof for all purposes;

3.
all rights in and to intellectual property and intangible industrial property rights of the Clinic, including without limitation, (A) patents, trade secrets, copyrights, trademarks and (B) any rights similar, corresponding or equivalent to any of the foregoing within the United States;

4.
all books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents, records and documentation thereof related to any of the Assets, or used in the conduct of the Practice (as defined in the Asset Purchase Agreement), on whatever medium (the “Books and Records”); all goodwill, trade names and trademarks owned or used by the Clinic in the operation of its business; and

5.	all telephone numbers used by the Clinic in the operation of its business.

All assets, properties, interests in properties, and rights of the Clinic not expressly identified above or in the schedules referenced in the Asset Purchase Agreement (the “Excluded Assets”) are expressly excluded from the assets of the Clinic being sold, assigned, or otherwise transferred to the Company.

To the extent there is a conflict between the terms and provisions of this Bill of Sale and the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall govern.

[Signature Page Follows]

IN WITNESS WHEREOF, the Clinic has executed this instrument, by its duly authorized signatory as of ____________, _____, effective as of such date.

REHABILITATION PHYSICIANS NETWORK, INC.

______________________________
Dr. Jeff Alan King
President

EXHIBIT C
BILL OF SALE - EQUIPMENT

REHABILITATION PHYSICIANS NETWORK, INC., a Texas corporation (the “Clinic”), hereby sells, conveys, transfers, signs and delivers to BEW Financing, LP, a Texas limited partnership (the ”Company”), as assignee of the Purchaser under that certain Asset Purchase Agreement dated December __, 2005 by and between the Clinic, Dr. Bruce Wardlay (as Purchaser), Dr. Joel Brock, Dr. Jeff Alan King and Dr. Alwyn Lorenzo, the following assets, properties, interests in properties and rights of the Clinic (collectively, the “Assets”):

All equipment, motor vehicles, furnishings and fixtures, including all medical and/or physical therapy equipment owned by the Clinic

All assets, properties, interests in properties, and rights of the Clinic not expressly identified above or in the schedules referenced in the Asset Purchase Agreement (the “Excluded Assets”) are expressly excluded from the assets of the Clinic being sold, assigned, or otherwise transferred to the Company.

To the extent there is a conflict between the terms and provisions of this Bill of Sale and the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall govern.

[Signature Page Follows]

IN WITNESS WHEREOF, the Clinic has executed this instrument, by its duly authorized signatory as of ____________, _____, effective as of such date.

REHABILITATION PHYSICIANS NETWORK, INC.

______________________________
Dr. Jeff Alan King
President